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                                                                      Exhibit 31


CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

I, Keith Dressel, certify that:

1. I have reviewed this quarterly report on Form 10-QSB of Meelick Acquisition Corp.;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements are made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for the periods presented in this quarterly report;

4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e) for the registrant and have:
a. Designed such disclosure controls and procedures to ensure that material information relating to the registrant is made known to me particularly during the period in which this quarterly report is being prepared;
b. Evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the
      "Evaluation Date"); and
c. Presented in this quarterly report my conclusions about the effectiveness of the disclosure controls and procedures based on my evaluation as of the Evaluations Date;
5. Based on my most recent evaluation of internal control over financial reporting, I have disclosed to the registrant's auditors and the board of directors:
a. All significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weakness in internal controls; and
b. Any fraud, whether or not material that involves management or other employees who have a significant role in the registrant's internal controls.

Date: November 17, 2003                       By: /s/ Keith Dressel
                                                  ------------------------------
                                                  Keith Dressel
                                                  Chief Executive Officer
                                                  Chief Financial Officer